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                                                                     EXHIBIT 5.1

                  [SMITH, GAMBRELL, RUSSELL, LLP LETTERHEAD]


                               November 6, 1997


The Maxim Group, Inc.
210 TownPark Drive
Kennesaw, Georgia  30144

     Re:  Registration Statement on Form S-4

Gentlemen:

     We have acted as counsel to The Maxim Group, Inc., a Delaware corporation (the "Company") and its subsidiaries, in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $100,000,000 aggregate principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes") and the related guarantees (the "Guarantees") of the Company's subsidiaries named in the Registration Statement (the "Guarantors"). The Exchange Notes and the Guarantees will be offered in exchange (the "Exchange Offer") for the Company's issued and outstanding 9 1/4% Senior Subordinated Notes due 2007 (the "144A Notes") and related guarantees, all as described in the Registration Statement.

     The Exchange Notes are to be issued pursuant to an indenture (the "Indenture") dated as of October 16, 1997 between the Company, the Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee").

     We have examined the Registration Statement and the Indenture which is an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
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The Maxim Group, Inc.
November 6, 1997
Page 2

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. Assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the Exchange Offer and related matters, and (iii) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. Assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when the Indenture has been duly qualified under the Trust Indenture Act, upon due execution, issuance, authentication and delivery of the Exchange Notes in accordance with the provisions of the Indenture and the terms of the Exchange Offer as set forth in the Registration Statement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, which are parties thereto, enforceable against each such Guarantor in accordance with the terms of such Guarantor's respective Guarantee.

     Our opinions set forth in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies), regardless of whether considered in a proceeding at law or in equity.

     We are members of the Bar of the State of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              /s/ Richard G. Greenstein

                                  Richard G. Greenstein